4.30

GIANFRANCO PUOPOLO
C.F. PPL GFR 64B12 F839B Via Giustino Fortunato 62 00191 Roma

Tel: +39 335 34 94 99
+39 06 8558556
Fax: +39 06 855 8548

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                            FATTURA N. 2 del 25/01/04
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Client

BioGentech,Corp.
ConsumerAffairs
2445CabeWay
Suite150
Irvine, CA 92614

Attn.  Chas or Radul Radovich

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                                                Description
Amount Euro
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Work performed on behalf of Biogentech, Corp.      6,800






TOTAL FEES                                         6,800







Exempt from VAT according to Art. 7, para. 4, section e) of DPR No. 633 of 26/10/72 and subsequent modifications.